UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-14703	16-1268674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

52 South Broad Street
Norwich, New York 13815
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (607) 337-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	NBTB	The NASDAQ Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 2, 2019, Michael J. Chewens, Senior Executive Vice President and Chief Financial Officer of NBT Bancorp Inc. (the “Company”), notified the Company of his resignation from any and all positions held as an officer of the Company effective December 31, 2019 and his retirement from employment effective March 31, 2020. There were no disagreements between Mr. Chewens and the Company.

In connection with Mr. Chewens resignation and retirement, on May 2, 2019, the Company and Mr. Chewens entered into a Transition and Retirement Agreement (the “Retirement Agreement”). Pursuant to the terms of the Retirement Agreement, from the date of the Retirement Agreement through the effective date of his retirement (the “Transition Period”), Mr. Chewens will remain an employee of the Company (i) in his current role and title through the effective date of his resignation, and (ii) in a transitioning role from January 1, 2020 through the effective date of his retirement. In addition, during the Transition Period, Mr. Chewens will assist in the transition of his duties as requested from time to time by the Company.

During the Transition Period, Mr. Chewens will receive a base salary equal to his base salary in effect as of the date of the Retirement Agreement and he will receive a lump sum payment on the date of his retirement equal to three months’ base salary. In addition, Mr. Chewens will be entitled to receive a guaranteed cash bonus pursuant to the Company’s annual Executive Incentive Compensation Plan based on the budgeted payout percentage of his base salary and guaranteed discretionary employer contributions to the Company’s Deferred Compensation Plan and will remain eligible to 100% vest in his 2018 and 2019 performance unit grants based on actual achievement of the applicable performance factors.

The foregoing description of the Retirement Agreement is a summary and is qualified in its entirety by the terms of such agreement. The Company will file the Retirement Agreement as an exhibit to its next Quarterly Report on Form 10-Q as required.

A copy of the press release announcing Mr. Chewens’ retirement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release of NBT Bancorp Inc. dated May 3, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.

Date: May 3, 2019	By:	/s/ John H. Watt, Jr.
John H. Watt, Jr.
President and Chief Executive Officer